ARC Reports Results for Third Quarter 2019, Projects More than $10 million in Annualized Cost Savings

SAN RAMON, CA – (November 6, 2019) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the third quarter ended September 30, 2019.

Financial Highlights:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(All dollar amounts in millions, except EPS)	2019	2018	2019	2018
Net Sales	$94.1	$100.5	$290.1	$302.4
Gross Margin	32.3%	32.5%	32.7%	32.6%
Net income attributable to ARC	$1.1	$2.6	$2.2	$7.3
Adjusted net income attributable to ARC	$1.6	$2.3	$5.4	$7.0
Earnings per share - Diluted	$0.02	$0.06	$0.05	$0.16
Adjusted earnings per share - Diluted	$0.04	$0.05	$0.12	$0.15
Cash provided by operating activities	$10.8	$7.1	$29.8	$30.1
EBITDA	$11.1	$13.0	$35.6	$38.9
Adjusted EBITDA	$12.1	$13.6	$37.7	$40.7
Capital Expenditures	$2.4	$3.7	$8.4	$10.5
Debt & Finance Leases (including current), net of unamortized deferred financing fees			$111.4	$132.2

Management announced changes to ARC’s business offerings that will drive more than $10 million in annualized cost savings by year-end 2019. The impact to future sales is expected to be minimal.

Cost savings were accomplished by:

•	Eliminating underperforming business initiatives and related sales & marketing costs

•	Optimization of regional organization structure and labor force

•	System and equipment upgrades to increase operating efficiency

The majority of the savings will contribute directly to the improvement of the company’s adjusted EBITDA. While these actions will support the company’s most recent forecast for 2019, the material result of these changes will be evident in 2020.

Management Commentary:
“Continuing pressure on our topline revenue has forced us to optimize the way we offer our services to the market,” said Suri Suriyakumar, CEO of ARC Document Solutions. “We cannot control the market or change how our customers are using our services, but we can certainly adapt quickly to protect our cash flows and the financial well-being of the company.”

“Our business has been constantly challenged by emerging trends in the marketplace, but we are not being pressured from the loss of customers, a lack of relevant services, or from our competition. We have what our clients want and need, but they are simply not consuming it in the volume we’ve seen historically,” said Mr. Suriyakumar. “Our pivot to color and non-traditional uses of our print services will help expand our addressable market, but the optimization of our sales, marketing and workforce is important to make the most of what we already have.”

“Our year-to-date cash flows are on par with our performance in 2018,”said Jorge Avalos, Chief Financial Officer. “Also notable in the quarter was our ability to maintain our gross margins despite the drop in sales. Our operations team remained nimble and responsive even in the midst of our reconfiguration, the optimization exercise, and systems upgrades.”

2019 Third Quarter Supplemental Information:
Net sales were $94.1 million, a 6.3% decrease compared to the third quarter of 2018.

Days sales outstanding were 55 in Q3 2019 and 56 in Q3 2018.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 79% of total net sales, while customers outside of construction made up approximately 21% of total net sales.

Total number of MPS locations at the end of the third quarter grew to approximately 10,800, a net gain of approximately 300 locations over Q3 2018.

Adjusted EBITDA excludes stock-based compensation expense and restructuring expense.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Sales from Services and Product Lines as a Percentage of Net Sales	2019	2018	2019	2018
CDIM	53.7%	52.2%	53.7%	53.0%
MPS	32.5%	32.2%	32.0%	32.1%
AIM	3.7%	3.6%	3.6%	3.2%
Equipment and supplies sales	10.1%	12.0%	10.7%	11.7%
Outlook
Based on the financial results for the first nine months of the year, management maintained its annual forecast for 2019. The Company anticipates fully-diluted annual adjusted earnings per share to be in the range of $0.14 to $0.18; annual cash provided by operating activities is projected to be in the range of $45 million to $50 million; and annual adjusted EBITDA is forecast to be in the range of $49 million to $54 million.

Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Wednesday, November 6, 2019, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2019 third quarter. To access the live audio call, (877) 823-7014. International callers may join the conference by dialing (647) 689-4066. The conference code is 3379417. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A replay of the webcast will be available on the website following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as “forecast”, “help expand our addressable market”, and “material result of these changes will be evident,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	September 30,	December 31,
Current assets:	2019	2018
Cash and cash equivalents	$20,803	$29,433
Accounts receivable, net of allowances for accounts receivable of $2,084 and $2,016	57,662	58,035
Inventories, net	15,384	16,768
Prepaid expenses	5,586	4,937
Other current assets	7,435	6,202
Total current assets	106,870	115,375
Property and equipment, net of accumulated depreciation of $208,515 and $199,480	70,226	70,668
Right-of-use assets from operating leases	40,753	—
Goodwill	121,051	121,051
Other intangible assets, net	2,636	5,126
Deferred income taxes	20,164	24,946
Other assets	2,479	2,550
Total assets	$364,179	$339,716
Current liabilities:
Accounts payable	$23,197	$24,218
Accrued payroll and payroll-related expenses	12,130	17,029
Accrued expenses	19,690	17,571
Current operating lease liabilities	10,899	—
Current portion of long-term debt and finance leases	22,976	22,132
Total current liabilities	88,892	80,950
Long-term operating lease liabilities	37,008	—
Long-term debt and finance leases	88,437	105,060
Other long-term liabilities	497	6,404
Total liabilities	214,834	192,414
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 49,169 and 48,492 shares issued and 45,887 and 45,818 shares outstanding	49	48
Additional paid-in capital	125,488	123,525
Retained earnings	31,588	29,397
Accumulated other comprehensive loss	(3,740)	(3,351)
	153,385	149,619
Less cost of common stock in treasury, 3,282 and 2,674 shares	10,536	9,350
Total ARC Document Solutions, Inc. stockholders’ equity	142,849	140,269
Noncontrolling interest	6,496	7,033
Total equity	149,345	147,302
Total liabilities and equity	$364,179	$339,716

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales	$94,104	$100,473	290,099	302,371
Cost of sales	63,702	67,801	195,174	203,679
Gross profit	30,402	32,672	94,925	98,692
Selling, general and administrative expenses	26,025	26,973	80,881	81,780
Amortization of intangible assets	718	949	2,480	2,942
Restructuring expense	311	—	311	—
Income from operations	3,348	4,750	11,253	13,970
Other (income) expense, net	(17)	38	(53)	(63)
Interest expense, net	1,264	1,478	4,066	4,436
Income before income tax provision	2,101	3,234	7,240	9,597
Income tax provision	1,042	647	5,222	2,526
Net income	1,059	2,587	2,018	7,071
Loss (income) attributable to the noncontrolling interest	16	(28)	173	190
Net income attributable to ARC Document Solutions, Inc. shareholders	$1,075	$2,559	$2,191	$7,261
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.02	$0.06	$0.05	$0.16
Diluted	$0.02	$0.06	$0.05	$0.16
Weighted average common shares outstanding:
Basic	44,978	44,983	45,107	44,888
Diluted	44,992	45,188	45,213	44,993

ARC Document Solutions, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flows from operating activities
Net income	$1,059	$2,587	$2,018	$7,071
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	76	82	430	637
Depreciation	7,030	7,389	21,600	21,708
Amortization of intangible assets	718	949	2,480	2,942
Amortization of deferred financing costs	52	56	162	175
Stock-based compensation	622	597	1,854	1,824
Deferred income taxes	782	468	4,684	2,175
Deferred tax valuation allowance	89	20	115	71
Other non-cash items, net	(120)	(95)	(209)	(201)
Changes in operating assets and liabilities:
Accounts receivable	1,836	(1,920)	(258)	(6,594)
Inventory	1,011	217	1,242	1,291
Prepaid expenses and other assets	3,113	(1,563)	7,094	(2,326)
Accounts payable and accrued expenses	(5,507)	(1,690)	(11,464)	1,289
Net cash provided by operating activities	10,807	7,097	29,794	30,062
Cash flows from investing activities
Capital expenditures	(2,401)	(3,746)	(8,406)	(10,463)
Other	41	184	342	556
Net cash used in investing activities	(2,360)	(3,562)	(8,064)	(9,907)
Cash flows from financing activities
Proceeds from issuance of common stock under Employee Stock Purchase Plan	28	28	109	100
Share repurchases	(319)	—	(1,186)	(60)
Contingent consideration on prior acquisitions	—	(62)	(3)	(176)
Payments on long-term debt agreements and finance leases	(6,105)	(5,786)	(17,551)	(17,200)
Borrowings under revolving credit facilities	6,500	3,125	19,750	9,250
Payments under revolving credit facilities	(10,000)	(7,000)	(31,000)	(20,875)
Net cash used in financing activities	(9,896)	(9,695)	(29,881)	(28,961)
Effect of foreign currency translation on cash balances	511	(174)	(479)	(849)
Net change in cash and cash equivalents	(938)	(6,334)	(8,630)	(9,655)
Cash and cash equivalents at beginning of period	21,741	24,738	29,433	28,059
Cash and cash equivalents at end of period	$20,803	$18,404	$20,803	$18,404
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Finance lease obligations incurred	$4,193	$5,632	$13,010	$16,560

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
CDIM	$50,502	$52,418	$155,701	$160,270
MPS	30,607	32,384	93,092	97,181
AIM	3,516	3,617	10,380	9,709
Equipment and supplies sales	9,479	12,054	30,926	35,211
Net sales	$94,104	$100,473	$290,099	$302,371

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flows provided by operating activities	$10,807	$7,097	$29,794	$30,062
Changes in operating assets and liabilities	(453)	4,956	3,386	6,340
Non-cash expenses, including depreciation and amortization	(9,295)	(9,466)	(31,162)	(29,331)
Income tax provision	1,042	647	5,222	2,526
Interest expense, net	1,264	1,478	4,066	4,436
Loss (income) attributable to the noncontrolling interest	16	(28)	173	190
Depreciation and amortization	7,748	8,338	24,080	24,650
EBITDA	11,129	13,022	35,559	38,873
Restructuring expense	311	—	311	—
Stock-based compensation	622	597	1,854	1,824
Adjusted EBITDA	$12,062	$13,619	$37,724	$40,697

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to ARC Document Solutions, Inc.	$1,075	$2,559	$2,191	$7,261
Interest expense, net	1,264	1,478	4,066	4,436
Income tax provision	1,042	647	5,222	2,526
Depreciation and amortization	7,748	8,338	24,080	24,650
EBITDA	11,129	13,022	35,559	38,873
Restructuring expense	311	—	311	—
Stock-based compensation	622	597	1,854	1,824
Adjusted EBITDA	$12,062	$13,619	$37,724	$40,697
See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income attributable to ARC to unaudited adjusted net income attributable to ARC (In thousands, except per share data) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to ARC Document Solutions, Inc.	$1,075	$2,559	$2,191	$7,261
Restructuring expense	311	—	311	—
Income tax benefit related to above items	(81)	—	(81)	—
Deferred tax valuation allowance and other discrete tax items	321	(213)	2,939	(290)
Adjusted net income attributable to ARC Document Solutions, Inc.	$1,626	$2,346	$5,360	$6,971

Actual:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.02	$0.06	$0.05	$0.16
Diluted	$0.02	$0.06	$0.05	$0.16
Weighted average common shares outstanding:
Basic	44,978	44,983	45,107	44,888
Diluted	44,992	45,188	45,213	44,993

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.04	$0.05	$0.12	$0.16
Diluted	$0.04	$0.05	$0.12	$0.15
Weighted average common shares outstanding:
Basic	44,978	44,983	45,107	44,888
Diluted	44,992	45,188	45,213	44,993
See Non-GAAP Financial Measures discussion below.

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and nine months ended September 30, 2019 and 2018 to exclude the restructuring expense and to reflect the exclusion of changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and nine months ended September 30, 2019 and 2018.
We have presented adjusted EBITDA for the three and nine months ended September 30, 2019 and 2018 to exclude stock-based compensation expense and restructuring expense. The adjustment of EBITDA is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.